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                                                                    EXHIBIT 99.2


                              META-SOFTWARE, INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                             _______________, 1996

     The undersigned shareholder of Meta-Software, Inc., a California corporation ("Meta") hereby constitutes and appoints Shawn M. Hailey and William
E. Alford and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Special Meeting of Shareholders of Meta to be held at the principal executive offices of Meta, 1300 White Oaks Road, Campbell, California, on 1996 at ______ a.m. local time, and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of Common Stock of Meta held of record by the undersigned on __________, 1996, as follows on the reverse side of this proxy.

     Said attorneys and proxies, and each of them, shall have all the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at such meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the meeting and all matters presented at the meeting but which are not known to the Board of Directors at the time of the solicitation of this proxy.

                                           Please mark your choice like    [X]
                                           this in blue or black ink

                     THIS PROXY IS SOLICITED ON BEHALF OF
                        THE BOARD OF DIRECTORS OF META



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            Account Number                             Common

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          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1
                                                   ---

1. A proposal (the "Meta Merger Proposal") to approve an Agreement and Plan of Reorganization dated as of August 22, 1996 (the "Plan of Reorganization"), among Meta, Avant! Corporation, a Delaware corporation ("Avant!"), and Natasha Merger Corporation, a California corporation and a wholly-owned subsidiary of Avant! ("Merger Sub"), and the related Agreement of Merger to be entered into between Meta and Merger Sub, pursuant to which, among other things, (i) Merger Sub will be merged with and into Meta (the "Merger"), following which Meta will become a wholly-owned subsidiary of Avant!, (ii) each share of Meta Common Stock outstanding immediately prior to the consummation of the Merger will be converted into the right to receive a fraction of a share of Avant! Common Stock, the numerator of which is 5,079,365 and the denominator of which is equal to the sum of the aggregate number of Shares of Meta Common Stock issued and outstanding as of the closing of the Merger and the aggregate number of shares of Meta Common Stock issuable upon exercise of all options and subscriptions rights outstanding as of the closing of the Merger. and (iii) all outstanding options and subscriptions to purchase Meta Common Stock, together with the underlying plans and agreements, will be assumed by Avant! and converted into options and subscriptions to purchase Avant! Common Stock.

                   [_]  FOR     [_]  AGAINST    [_]  ABSTAIN

    Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on this proxy. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the Special Meeting as may properly come before the meeting or any postponements or adjournments thereof. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSAL NO. 1 AND ON ANY OTHER MATTERS TO BE VOTED UPON.

    The undersigned acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus relating to the meeting.

    IMPORTANT:  In signing this proxy please sign exactly as your name(s) is
(are) shown on the share certificate to which the proxy applies. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. EACH JOINT TENANT MUST SIGN.


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         Signature

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(Additional signature if held jointly)


DATED:                            , 1996
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PLEASE SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED,
WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.